UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2006, the Compensation Committee of Sonic Automotive, Inc. (“Sonic”) awarded performance bonuses to Sonic’s executive officers for 2005. The Compensation Committee certified that the previously disclosed objective, performance-based criteria had been met and authorized award amounts for each of the executive officers under Sonic’s Incentive Compensation Plan for the specified levels of achievement within those two performance categories. In addition, the Compensation Committee awarded discretionary cash bonuses to the executive officers in the following amounts: O. Bruton Smith, $234,667; B. Scott Smith, $192,000; Jeffrey C. Rachor, $213,333 and Mark J. Iuppenlatz, $282,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2006, Sonic’s Board of Directors appointed David P. Cosper as Sonic’s Executive Vice President and Treasurer, effective March 1, 2006. Mr. Cosper was also appointed as Chief Financial Officer, and will begin performing the functions of principal financial officer, effective on the first business day following the filing of Sonic’s Annual Report on Form 10-K for the year ended December 31, 2005. The material terms of the employment agreement between Sonic and Mr. Cosper are incorporated herein by reference from Sonic’s Form 8-K filed February 7, 2006.

Prior to joining Sonic, Mr. Cosper, 51, was Chief Financial Officer and Vice Chairman of Ford Motor Credit Company since 2003 and 2004, respectively. In those positions, he was responsible for all financial planning, analysis and accounting operations, as well as risk management, audit and public affairs. Prior to assuming those positions, Mr. Cosper had served as Vice President and Treasurer of Ford Motor Credit since 1998. From 1979 when he joined Ford Motor Company, Mr. Cosper served in a variety of positions at Ford Motor Credit and Ford Motor Company, including assistant treasurer of Ford Motor Company and executive director of Corporate Finance at Ford Motor Company. In such positions, Mr. Cosper was responsible for international treasury issues, risk management, trading and treasury operations, systems and accounting, as well as profit analysis, business planning and competitive and strategic analysis.

On February 7, 2006, Thomas P. Capo informed Sonic that he will not seek re-election to Sonic’s Board of Directors. Mr. Capo will serve out his term as a director through the 2006 annual stockholders’ meeting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sonic’s Board of Directors approved amendments to Sonic’s bylaws effective February 9, 2006 to phase out the present three-year staggered terms of directors. The new procedures in Section 3.02 of the bylaws will apply to all directors elected at the 2006 annual stockholders’ meeting, including any current directors who are re-nominated after their current terms expire. At each annual election of directors by the stockholders beginning in 2006, the directors chosen to succeed those whose terms are then expired will be elected by the stockholders for a one-year term. Section 3.04 of the bylaws was amended to reflect the annual election of directors and to

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remove provisions that are no longer necessary now that Sonic’s procedures for electing a classified board of directors have been removed. The amendments to the bylaws also included other ministerial changes.

A copy of the amended and restated bylaws is filed herewith as Exhibit 3.1 and is incorporated by reference. The foregoing description of the amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1 Amended and Restated Bylaws of Sonic Automotive, Inc., adopted February 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: February 13, 2006

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INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Sonic Automotive, Inc., adopted February 9, 2006

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